UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 3, 2008
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19133	75-2237318
(Commission File Number)	(IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 3, 2008, First Cash Financial Services,  Inc. and its subsidiaries (the "Company") executed and closed on a definitive Asset Purchase Agreement (the "Purchase Agreement") and a definitive Collection Services Agreement (the "Collections Agreement") with Interstate Auto Group, Inc. (the "Buyer") in connection with the disposal of the Company's Auto Master buy-here/pay-here automotive operation. The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The significant terms of the disposition are reported in Item 2.01.

The information provided in this Item 1.01 shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On December 3, 2008, the Company completed the disposition of certain assets of Auto Master through a Purchase Agreement with Interstate Auto Group, Inc. The Purchase Agreement provides for the sale of certain assets of Auto Master, primarily consisting of inventory, fixed assets and other assets, for an aggregate purchase price of $4.7 million. In addition, under the terms of the Purchase Agreement, the Company has assigned the leases of the dealership lots to the Buyer. The Buyer is also hiring a significant number of the Company's sales and collection employees. The Company will continue to own certain real estate utilized in the discontinued business operations that had a value of approximately $5 million as of September 30, 2008.

The Collections Agreement provides that the Buyer will manage all collections and loan servicing activities of Auto Master's outstanding customer receivable portfolio as of December 3, 2008. All principal amounts, finance charges and related fees collected by the Buyer, as well as any proceeds from sales of repossessed vehicles, will be remitted to the Company as collected, net of a collection management fee, based on a calculation as described in the Collections Agreement.

The Company does not currently project that it will incur net additional losses related to the disposal of Auto Master. Included in this projection is an estimate for aggregate future cash expenditures of up to $1.2 million related to the disposition.

The information provided in this Item 2.01 shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 2.05.  Costs Associated with Exit or Disposal Activities

The information required to be disclosed under this item is included in Item 2.01 above.

Item 9.01 Financial Statements and Exhibits
(d)	Exhibits:

	10.1	Asset Purchase Agreement dated December 3, 2008 between Interstate Auto Group, Inc. and First Cash Financial Services, Inc.
	10.2	Collection Services Agreement dated December 3, 2008 between Interstate Auto Group, Inc. and First Cash Financial Services, Inc.
	99.1	Press Release dated December 8, 2008 announcing the Company's disposition of the automotive business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 9, 2008	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Document
10.1	Asset Purchase Agreement dated December 3, 2008
10.2	Collection Services Agreement dated December 3, 2008
99.1	Press Release dated December 8, 2008